Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191706

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

SUPPLEMENT NO. 7 DATED NOVEMBER 12, 2014

TO THE PROSPECTUS DATED JUNE 27, 2014

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc. (the “Company”), dated June 27, 2014 and Supplement No. 6, dated October 30, 2014. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of the offering of shares of common stock of the Company;

(2)	the completion of our acquisition of the Mercy Healthcare Facility;

(3)	an update regarding our line of credit facility;

(4)	an update regarding our relationship with RCS Capital Corporation;

(5)	an update to our risk factors; and

(6)	revised forms of subscription agreements.

Status of Our Public Offering

We commenced our initial public offering of $2,350,000,000 of shares of our common stock, consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, or DRIP, on May 29, 2014. We are publicly offering two classes of shares of common stock, Class A shares and Class T shares, in any combination with a dollar value up to the maximum offering amount. As of November 11, 2014, we had accepted investors’ subscriptions for and issued approximately 3,591,000 shares of Class A common stock (including shares of common stock issued pursuant to the DRIP) in the offering, resulting in receipt of gross proceeds of approximately $35,466,000. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania, the conditions of which, to date, have not been satisfied. As of November 11, 2014, we had approximately $2,314,534,000 in Class A shares and Class T shares of common stock remaining in our primary offering and DRIP.

Acquisition of the Mercy Healthcare Facility

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary—Our Investment Objectives” section beginning on page 8 of the prospectus and the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section beginning on page 117 of the prospectus:

On October 29, 2014, a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP, or the Operating Partnership, acquired 100% of the fee simple interest in a 14,868 rentable square foot integrated medical facility (the “Mercy Healthcare Facility”), located in the Cincinnati, Ohio metropolitan area, for a purchase price of $4,100,000, plus closing costs. The seller of the Mercy Healthcare Facility, 5525 Marie Avenue, LLC, an Ohio limited liability company, f/k/a Leisgang Realty, LLC, is not affiliated with us, our advisor or our respective affiliates. We financed the purchase of the Mercy Healthcare Facility using net proceeds from our initial public offering. In connection with the acquisition, we incurred an acquisition fee of approximately $82,000, or 2% of the purchase price, payable to our advisor.

Description of the Property

The Mercy Healthcare Facility was constructed in 2001. As of October 29, 2014, the Mercy Healthcare Facility was 100% leased to Mercy Health Physicians Cincinnati, LLC (“Mercy Health Physicians”).

In evaluating the Mercy Healthcare Facility as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

The following table summarizes the acquisition of the Mercy Healthcare Facility:

Property Description	Date Acquired	Year Built	Purchase Price	Fees Earned by Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy
Mercy Healthcare Facility	10/29/2014	2001	$4,100,000	$82,000	7.74%	(4)	100.0%

(1)	Fees earned by sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 88 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place lease at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The property is subject to a long-term net lease. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place lease over the non-cancellable lease term at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The property is subject to a long-term net lease. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(4)	Average yield not calculated for this property as annual rent increases by a percentage increase in the Consumer Price Index per the greater Cincinnati area until May 31, 2021 and between June 1, 2022 and May 31, 2024 and on June 1, 2021 and renewal option periods, annual rent increases are adjusted to the fair value market rental rate. At this time we are unable to predict the Consumer Price Index.

We believe the Mercy Healthcare Facility is suitable for its present and intended purpose as a healthcare facility and adequately covered by insurance.

The Mercy Healthcare Facility is located in the Cincinnati, Ohio metropolitan area, and as such may compete with other surgical centers for tenants if the current tenant lease is not renewed.

We will pay an affiliate of our advisor a property management and leasing fee of 3% of the gross monthly revenues derived from the operations of the Mercy Healthcare Facility. Among other things, the property manager will have the authority to negotiate and enter into leases for the Mercy Healthcare Facility on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Our other affiliates may receive additional fees or compensation as a result of the acquisition of the Mercy Healthcare Facility in accordance with the compensation provisions described in the prospectus.

Tenant Lease Terms

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section on page 117 of the prospectus:

The following table shows, as of the acquisition date, the principal provisions of the lease terms for the sole tenant of the Mercy Healthcare Facility:

Tenant(1)	Renewal Options(2)	Current Annual Base Rent		Base Rent Per Square Foot	Lease Expiration
Mercy Health Physicians	2/5 yr	$317,383	(3)	$21.35	05/31/2024

(1)	All of the operations and the principal nature of business of the tenant are healthcare related. The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses.
(2)	Represents option renewal period/term of each option.
(3)	On June 1, 2015 and each 12-month anniversary thereafter until June 1, 2020, and on June 1, 2022 and each 12-month anniversary thereafter until May 31, 2024, annual rent increases by the percentage increase in the Consumer Price Index per the greater Cincinnati area during the immediately preceding one-year period. Effective on June 1, 2021 and renewal lease option periods, rent shall be adjusted to the fair value market rental rate.

Depreciable Tax Basis

For 2013, the real estate taxes on the Mercy Healthcare Facility were approximately $31,000. For federal income tax purposes, we estimate that the depreciable tax basis in the Mercy Healthcare Facility will be approximately $3,690,000.

For federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively.

Line of Credit Facility

The following information supplements and should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies” section beginning on page 104 of the prospectus:

Each subsidiary of the Operating Partnership in the collateral pool is a party to and guarantor of, the KeyBank Loan Agreement and has secured the KeyBank Credit Facility by executing a Mortgage or Deed of Trust and an Assignment of Leases and Rents for the benefit of the lender. The following table presents information on the property in which the Operating Partnership has pledged a security interest that serves as collateral for the KeyBank Credit Facility since October 29, 2014:

Entity(1)	Property(2)	Date Added	Borrowing Base Availability(3)
HCII—5525 Marie Avenue, LLC	Mercy Healthcare Facility	October 29, 2014	$2,665,000

(1)	The Operating Partnership has assigned its rights under a property management agreement of the entity as additional collateral to secure the KeyBank Credit Facility.
(2)	The Operating Partnership has pledged a security interest in the property that serves as collateral for the KeyBank Credit Facility pursuant to the terms of the KeyBank Loan Agreement and through the KeyBank Mortgage Agreement.
(3)	The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement.

As of the date of this prospectus supplement, we have an aggregate borrowing base availability of approximately $5,557,500 under the KeyBank Credit Facility.

Update Regarding our Relationship with RCS Capital Corporation

The following information should be read in conjunction with, and supplements as appropriate, the discussion contained in our prospectus regarding our advisor and the investment committee of our advisor, our board of directors, and our dealer manager:

On October 29, 2014, American Realty Capital Properties, Inc. (ARCP) announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered. ARCP is a public company that is a separate entity from RCS Capital Corporation, the indirect owner of Strategic Capital Advisory Services, LLC, is the non-controlling minority member, or the Non-controlling Member, of one of the members of our advisor. ARCP is not affiliated with us and therefore, ARCP’s announcement regarding its financial statements is not related to our financial operations. Our board of directors is comprised of a majority of independent directors, with additional oversight provided by an audit committee comprised solely of independent trustees. At no time have any of our officers or directors served as officers or directors of ARCP or any ARCP-controlled entity. In addition, KPMG is our independent auditor and will provide the audit opinion for our 2014 financial statements. We are supported by a dedicated financial accounting and reporting team and we maintain our own financial reporting procedures. All of our officers, including our chief financial officer, have had significant tenures with us and other Carter Validus programs. Therefore, we reiterate that the accounting issues regarding ARCP are not related to our financial reporting. Carter Validus REIT Management Company II, LLC, our sponsor, is unaffiliated with RCS Capital Corporation, or RCS, the parent company of the dealer manager and the non-controlling member of our advisor, and any affiliates of RCS. Neither RCS nor any of its affiliates have any control over the management of Carter Validus Advisors II, LLC and none of the officers or key employees of Carter Validus Advisors II, LLC or Carter Validus REIT Management Company II, LLC serve as officers or directors of RCS or its affiliates.

Our Investment Committees of the Advisor

Our advisor utilizes the internal committees described below to oversee the implementation of our investment strategy. Two of the investment committee members are not officers or directors of our company and therefore have no policy-making authority for our business.

Investment Committee

Our advisor utilizes the Investment Committee to govern multiple aspects of our portfolio. The committee monitors our strategy for portfolio allocations among real properties, real estate equity securities and real estate loans consistent with the target allocations approved by our board of directors. The committee is also responsible for (1) monitoring liquidity for compliance with our investment guidelines, (2) reviewing our investment guidelines that will be implemented by our advisor and (3) developing, monitoring and implementing financing strategies and material capital expenditures. The Investment Committee monitors our investment strategy and portfolio performance and provides guidance to real estate professionals in order to assist them with meeting our investment objectives. In addition, the Investment Committee evaluates direct investment opportunities in real properties for our portfolio and monitors individual investment exit strategies with respect to our real properties. The committee reviews and approves each potential real property investment before our advisor considers the opportunity for our portfolio. The Investment Committee also screens and approves investments in real estate loans, including the origination or purchase of debt instruments and the disposition, financing, re-financing, workout or material modification or restructuring of such investments. The members of the Investment Committee are all employees or key personnel of Carter Validus REIT Management Company II, LLC. No member of our Investment Committee is a director, executive officer or employee of RCS, the dealer manager, or any of their affiliates.

Our Board of Directors

We operate under the direction of our board of directors, a majority of which are independent of us, Carter Validus REIT Management Company II, LLC, Carter Validus Advisors II, LLC and their affiliates. No member of our board of directors also serves as a director or executive officer of RCS, the dealer manager, or any of their affiliates.

The Dealer Manager

SC Distributors, LLC, or the dealer manager, is a wholly-owned subsidiary of RCS. The dealer manager coordinates the distribution of the shares of our common stock on a best efforts basis, manages our relationships with participating broker dealers and provides assistance in connection with compliance matters relating to marketing the offering. The dealer manager provides only the foregoing distribution-related services to us on a contractual basis pursuant to the dealer manager agreement and exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. For the avoidance of doubt, the dealer manager owns no equity interests in our advisor.

The Advisor

Pursuant to the operating agreement of the owner of our advisor, the Non-controlling Member generally provides to us, on behalf of our advisor, administrative services relating to communications with our stockholders, public relations services, marketing services, technology support and various operational services, including supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment program and our redemption plan. SCAS exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations.

Risk Factors

The following risk factor should be read in conjunction with, and supplements as appropriate, the discussion contained in the “Risk Factors—Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.” section beginning on page 28 of the prospectus:

Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, a publicly-traded real estate investment trust, regarding alleged accounting errors made by ARCP employees have led to market concerns regarding RCS and the temporary suspension of the distribution of our shares in our ongoing public offering by a limited number of broker-dealers. To the extent additional broker-dealers suspend their participation in our offering, we may be unable to raise sufficient capital to enable us to meet our investment objectives, and as a result your investment in us may suffer adverse consequences.

On October 29, 2014, ARCP announced that it was restating its earnings after discovering that several employees “intentionally made” accounting mistakes that caused ARCP to understate net losses during the first half of 2014. These alleged accounting errors have resulted in the resignations of both ARCP’s then- chief financial officer and ARCP’s then- chief accounting officer. The SEC, as well as the Federal Bureau of Investigation, have announced that they have each opened criminal investigations into ARCP’s accounting practices, in conjunction with an investigation by the U.S. Attorney’s Office for the Southern District of New York.

The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to retain key employees and to operate and maintain a network of licensed securities broker-dealers and other agents. If legal actions brought against ARCP effect RCS, the parent of the dealer manager, and have an adverse impact upon the financial condition of RCS, and as a consequence upon the financial condition of the dealer manager, it could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy.

As a result of ARCP’s announcements regarding the alleged accounting errors, a number of broker-dealer firms that had been participating in the distribution of public offerings of public, non-listed REITs sponsored by affiliates of ARCP and RCS have temporarily suspended their participation in the distribution of those offerings, and additional broker-dealers may do so in the future. Because RCS is affiliated with the dealer manager, a limited number of broker-dealers that had been participating in the distribution of our public offering have temporarily suspended their participation in our offering, and additional broker-dealers may do so in the future. To the extent that broker-dealers have and continue to determine to suspend participation in our offering, we may be unable to raise sufficient capital to meet our investment objectives and achieve a diversified portfolio. If this occurs, our ability to generate current income to you in the form of consistent distributions, as well as our ability to generate long-term capital appreciation, may be constrained, and as a result your investment in us may suffer adverse consequences. To the extent broker-dealers have and continue to determine to suspend participation in our offering, we will not be able to predict the length of time that any such suspensions will continue, or whether participating dealer firms which ultimately reinstate their participation will resume sales at prior levels, if at all.

Revised Forms of Subscription Agreements

Revised forms of our Subscription Agreement, Additional Subscription Agreement and Multi-Product Subscription Agreement are attached as Appendices B, C and G, respectively, and supersede and replace Appendices B, C and G included in our prospectus.

Subscription Agreement

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:                 ☐ Enclosed Check                 ☐ Funds Wired                 ☐ Funds to Follow

2.	Share Class

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐	Class A Shares	☐	Class T Shares

3.	Account Type - Check One Box Only

Account Type		Additional Required Documentation
☐ Individual		If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*	*All parties must sign
☐ Trust		Trustee Certification form or trust documents
☐ Estate		Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of:	☐ UTMA: State of:	None
☐ Corporation ☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC		LLC Operating Agreement or LLC Resolution
☐ Partnership		Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization		Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan	☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan
☐ Traditional IRA ☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name:
☐ Simple IRA ☐ Inherited IRA
☐ Other (Specify)

>	For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 6

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name		SSN/TIN		DOB
Secondary Investor Name		SSN/TIN		DOB
Street Address
City	State		Zip Code

4.	Investor Information, continued

Mailing Address (optional):
City:	State:	Zip Code:
Phone (day):	Phone (evening):	Email:

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien	☐ Check here if you are subject to backup withholding
☐ Non-resident Alien, country:

Please attach a separate sheet with the above information for each additional investor.

5.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” (This is the name that will appear on your statement.)

Title Line 1:

Title Line 2:

SSN/TIN:

6.	Third Party Custodian Information

>	Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name:

Custodian Address:

City:	State:	Zip Code:

Custodian Telephone Number:		Custodian Tax Identification Number:

Investor Account Number with Custodian:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of Carter Validus Mission Critical REIT II that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT II as of the applicable record date at any meeting of the shareholders of Carter Validus Mission Critical REIT II. This authorization shall remain in place until revoked in writing by Custodian. Carter Validus Mission Critical REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT II, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105; provided, however, for Alabama investors only: If you are an Alabama investor and you elect to participate in our Distribution Reinvestment Plan and you experience a material adverse change in your financial condition or cannot make the representation in Section 10 of this Subscription Agreement, we request that you promptly notify your Broker-Dealer of such fact.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 6)
☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City:	State	Zip Code

Account Number:

☐  Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT II, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT II, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT II, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT II, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution	☐ Checking

ABA/ Routing Number:	Account Number:		☐ Savings

8.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name:		Rep Number:

Representative’s Firm Name:		Branch ID:

Representative’s Address:

Representative’s City:	State:	Zip Code:

Representative’s Phone:	Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:
☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐Shares are being purchased net of commissions

*	RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Carter Validus Mission Critical REIT II) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

☐  Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.

Account to be combined with:

Investor Name:

Account Number:

SSN/TIN:

**	Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT II, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer) Branch Manager Signature:	Date:

9.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT II, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT II, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT II, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	>	Signature of Investor:	Date:
		Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 4 will be used)

10.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

  2.   I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

  5.   I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti- Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

Owner	Co-Owner

  6.   Alabama: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

Owner	Co-Owner

  7.  Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

  8.  Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

Owner	Co-Owner	9. Kentucky: In addition to the general suitability standards listed above, no Kentucky resident can invest more than 10% of their liquid net worth in us.

Owner	Co-Owner

10.  Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

11.  Massachusetts: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

Owner	Co-Owner

12.  Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

Owner	Co-Owner

13.  Nebraska: In addition to the general suitability standards listed above, Nebraska investors must limit their investment in us and in the securities of other direct participation programs to 10% of such investor’s net worth.

Owner	Co-Owner

14.  New Jersey: In addition to the suitability standards listed above, a New Jersey investor’s investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

15.  New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

Owner	Co-Owner	16. North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

Owner	Co-Owner

17.  Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	18. Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth in us and our affiliates.

Owner	Co-Owner

19.  Tennessee: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents’ investment in us must not exceed ten percent (10%) of their liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT II, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

FOR PAPERWORK ONLY		FOR PAYMENTS ONLY

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK	FOR PENNSYLVANIA ONLY - PAYMENTS

Regular Mail

UMB Bank, N.A., as Escrow Agent for

Carter Validus Mission Critical REIT II, Inc.

or UMB Bank, N.A., as Escrow Agent for

CV REIT II

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

UMB Bank, N.A., as Escrow Agent for

Carter Validus Mission Critical REIT II, Inc.

or UMB Bank, N.A., as Escrow Agent for

CV REIT II

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 888.292.3178

	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872061802 FAO: (Include Account Title)

11/14	CV20010-M

Additional Subscription

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional units of Carter Validus Mission Critical REIT II. Investors who acquired units through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

1.	Investment Information

Amount of Subscription:	State of Sale:
Minimum Additional Investment is $500.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Account Number

Account Number:

3.	Investor Information - SSN or TIN Required

Please print name in which units are registered.

Title Line 1:

Title Line 2:

Primary SSN/TIN:	Secondary SSN/TIN:

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name:	SSN/TIN:	DOB:

Secondary Investor Name:	SSN/TIN:	DOB:

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II         ☐  Yes         ☐  No

If “yes”, please print new address below:

Street Address:
City:	State:	Zip Code:

4.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name:		Rep Number:

Representative’s Firm Name:		Branch ID:

Representative’s Address:

Representative’s City:	State:	Zip Code:

Representative’s Phone:	Representative’s Fax Number:

Representative’s E-mail Address:

4.	Broker - Dealer and Registered Representative Information, continued

This Subscription was made as follows:
☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of commissions

*	RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Carter Validus Mission Critical REIT II) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

☐ Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.

Account to be combined with:

Investor Name:

Account Number:

SSN/TIN:

**	Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT II that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer) Branch Manager Signature:	Date:

5.	Investor Signatures

By signing below, you agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus (as supplemented) for Carter Validus Mission Critical REIT II or the subscription agreement relating to such investment, you will promptly notify Carter Validus Mission Critical REIT II in writing of the fact at the address set forth below.

Signature of Investor:	Date:

Signature of Joint Investor or Third Party Custodian:	Date:

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

FOR PAPERWORK ONLY		FOR PAYMENTS ONLY
Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK	FOR PENNSYLVANIA ONLY - PAYMENTS

Regular Mail

UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II, Inc. or UMB Bank, N.A., as Escrow Agent for CV REIT II

c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872061802 FAO: (Include Account Title)

11/14	CV20013-C

Product 1 Logo	Product 2 Logo	Product 3 Logo	Product 4 Logo

Subscription Agreement

This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN.

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment for CVMC REIT II, Product 1, Product 2 & Product 3 Only is $2,000 ($2,500—New York for CVMC REIT II Only)

Minimum Initial Investment for Product 4 Only is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks,

Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:

☐  Enclosed Checks

☐  Funds Wired

☐  Funds to Follow

	Carter Validus Mission Critical REIT II (CVMC REIT II) Product 1 (Product 1) Product 2 (Product 2) Product 3 (Product 3) Product 4 (Product 4)	Investment Amount

Investor hereby (1) acknowledges and agrees that, in the event that Investor subscribes for shares and/or units of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (each an “Issuer”) pursuant to this subscription agreement, this subscription agreement and the information set forth herein will be provided to each Issuer whose shares and/or units Investor subscribes for and, as necessary, the advisors, agents and affiliates of each such Issuer, and (2) consents to this subscription agreement and the information set forth herein being so provided to each Issuer whose shares and/or units Investor subscribes for.

2.	Share Class (CVMC REIT II Only)

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐  Class A Shares    ☐  Class T Shares

3.	Unit Class (Product 2 Only)

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐   Class A Units    ☐  Class C Units    ☐  Class I Units

4.	Share Class (Product 3 Only)

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐  Class A Shares    ☐  Class C Shares    ☐  Class I Shares

5.	Share Class (Product 4 Only)

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐  Class A Shares    ☐  Class B Shares

6.	Account Type - check one box only

Account Type		Additional Required Documentation
☐ Individual		If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*	*All parties must sign
☐ Trust		Trustee Certification form or trust documents
☐ Estate		Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of:	☐ UTMA: State of:	None
☐ Corporation ☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC		LLC Operating Agreement or LLC Resolution
☐ Partnership		Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization		Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan	☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan
☐ Traditional IRA ☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name:
☐ Simple IRA ☐ Inherited IRA
☐ Other (Specify)

>	For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 13

7.	Investor Information (CVMC REIT II, Product 1, Product 2 & Product 3 Only)

Investor #1 Name	SSN/Tax ID		DOB
Investor #2 Name	SSN/Tax ID		DOB
Street Address
City	State	Zip Code
Mailing Address (optional)
City	State	Zip Code
Phone (day)	Phone (evening)
E-mail

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:	☐ Check here if you are subject to backup withholding

8.	Investment Title – SSN or TIN Required (CVMC REIT II, Product 1, Product 2 & Product 3 Only)

Please print names in which shares of common stock and/or units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” (This is the name that will appear on your statement.)

Title Line 1
Title Line 2
SSN/TIN

9.	Individual or Joint Account (Product 4 Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of primary account owner	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension E-mail address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of second joint owner (if any)	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

10.	Entity Account (Product 4 Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:     ☐  Yes     ☐  No

If yes, please explain:

Name of legal entity	Social Security number	OR	Tax ID number

Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

Date of trust agreement (for trusts only) – MM/DD/YYYY

10.	Entity Account (Product 4 Only), continued

Name of trustee/authorized signer		Social Security number of trustee/authorized signer	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)		City	State	ZIP
Mailing address (if different)		City	State	ZIP
Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/authorized signer		Social Security number of co-trustee/authorized signer	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)		City	State	ZIP
Mailing address (if different)		City	State	ZIP
Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

FOR A TRUST ACCOUNT

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settelor	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

11.	UGMA Account (Product 4 Only)

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of minor	Social Security number	Date of birth of minor – MM/DD/YYYY
Street address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of custodian	Social Security number of custodian	Date of birth of custodian – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

12.	Retirement/Savings Plan (Product 4 Only)

CUSTODIAN/TRUSTEE

Name of custodian/trustee	Tax ID number
US business address	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

PARTICIPANT/EMPLOYEE

Name of participant/employee	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

13.	Custodian/ Trustee Information

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name
Trustee Address 1
Trustee Address 2
Trustee City	State	Zip Code
Trustee Telephone Number	Trustee Tax Identification Number

Investor’s Account Number with Trustee

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT II and/or Product 1 and/or Product 3 and/or Product 4 and/or units of Product 2 that are beneficially owned by the investor as reflected on the records of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 as of the applicable record date at any meeting of the stockholders of CVMC REIT II and/or Product 1 and/or Product 3 and/or Product 4 and/or unitholders of Product 2. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

14.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 7 and/or 9. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, as applicable, you will promptly provide written notification to: CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105. This request in no way shifts the responsibility of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.

% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 13)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name
Address
City	State	Zip Code
Account Number

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing to cancel it. In the event that CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 deposits funds erroneously into my account, CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ Checking
Financial Institution Name		% of Distribution
☐ Savings
ABA/ Routing Number	Account Number

15.	Broker – Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	Zip Code
Representative’s Phone	Representative’s Fax Number
Representative’s E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer	☐	Shares are being purchased net of up front commissions (Class A shares and/or units only for CVMC REIT II and/or Product 2 and/or Product 3 and/or Product 4)
☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

* RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

☐  Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.

Account to be combined with:

Investor Name:

Account Number:

SSN/TIN:

**	Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
(If required by Broker-Dealer)	Date
Branch Manager Signature

16.	Limited Liability Company Agreement (Product 2 & Product 3 Only)

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Product 2 and/or Product 3 to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

17.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT II and/or Product 1 and/or Product 4, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT II and/or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

17.	Electronic Delivery (Optional), continued

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT II and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT II and/or Product 1 and/or Product 4 send a paper copy of a particular stockholder communications to me. CVMC REIT II and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

For Product 2 and/or Product 3 only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from Product 2 and/or Product 3. If you would like to consent to electronic delivery please visit our website at www.Product2.com and/or www.Product3.com.

Electronic Delivery Acknowledgement Only	>
		Signature of Investor:	Date:
		Signature of Joint Investor:	Date:
E-mail: (If blank – email from Section 7 and/or 9 will be used)

18.	Subscriber Signatures for CVMC REIT II

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I (we) have received the final Prospectus of CVMC REIT II at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

2.   I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I (we) am/are purchasing the shares for the account referenced above.

Owner	Co-Owner

5.   I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.   Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7.   Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivilents, and readily marketable securities, as determinded in conformity with Generally Acceptable Accounting Principles.

Owner	Co-Owner

8.   Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

18.	Subscriber Signatures for CVMC REIT II, continued

Owner	Co-Owner

9.   Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

Owner	Co-Owner

10. New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

Owner	Co-Owner	11. North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

Owner	Co-Owner

12. Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	13. Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth in us and our affiliates.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT II WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

19.	Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

2.   I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5.   I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6. California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.

Owner	Co-Owner

7.   Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

19.	Subscriber Signatures for Product 1, continued

Owner	Co-Owner

8.   Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.   Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

10. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner	Co-Owner

12. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner	Co-Owner

13. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

14. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner	Co-Owner

15. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

By signing below, you also acknowledge that:

•	You do not expect to be able to sell your shares regardless of how we perform.

•	If you are able to sell your shares, you will likely receive less than your purchase price.

•	We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.

•	Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.

•	You may not have access to the money you invest for an indefinite period of time.

•	An investment in our shares is not suitable for you if you need access to the money you invest.

•	Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.

•	Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

•	Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.

19.	Subscriber Signatures for Product 1, continued

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

20.	Subscriber Signatures for Product 2

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Product 2’s website.

Owner	Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

Owner	Co-Owner	4. I am purchasing the units for the account referenced above.

Owner	Co-Owner

5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

Owner	Co-Owner

6. California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

Owner	Co-Owner

8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Owner	Co-Owner

9. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	10. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.

20.	Subscriber Signatures for Product 2, continued

Owner	Co-Owner

11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

12. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	13. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

Owner	Co-Owner	14. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

15. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF PRODUCT 2 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in PRODUCT 2 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

21.	Subscriber Signatures for Product 3

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1. A copy of the prospectus of Product 3 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Product 3’s website.

Owner	Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

21.	Subscriber Signatures for Product 3, continued

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5. I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6. California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

Owner	Co-Owner

8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

Owner	Co-Owner

9. Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

10. New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

Owner	Co-Owner	11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Owner	Co-Owner

12. Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

Owner	Co-Owner	13. Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 3 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF PRODUCT 3 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

The undersigned hereby applies to purchase shares in PRODUCT 3 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

22.	Subscriber Signatures for Product 4

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1. I have received the final Prospectus of Product 4 at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through Product 4’s website and toll-free automated telephone line.

Owner	Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of Product 4, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6. Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of Product 4 and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

8. New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.   Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 4 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐  Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date

MAILING/PAYMENT INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.

CVMC REIT II INVESTORS: The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

CVMC REIT II INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Carter Validus Mission Critical REIT II c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Carter Validus Mission Critical REIT II c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to:

UMB Bank, N.A. as Escrow

Agent for “Carter Validus Mission
Critical REIT II”

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9872061802

FAO: (Include Account Title)

PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 2 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 2” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued

PRODUCT 2 IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 2 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 3 INVESTORS: Once the applicable minimum offering amount has been raised for Product 3, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 3, can be included as a check made payable to Product 3 or wired to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 3 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 3 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 4, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued

PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 4 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title)

11/14	SC0183-E